Exhibit 10.2
AMENDMENT NO. 5 TO DEVELOPMENT, LICENSE
AND COMMERCIALIZATION AGREEMENT
     This Amendment No. 5 (“Amendment No. 5”) to the Development, License and Commercialization Agreement is made and effective as of the 23 day of January, 2009 (“Amendment Effective Date”) between Idenix Pharmaceuticals, Inc., with offices at 60 Hampshire Street, Cambridge Massachusetts 02139, USA (“Idenix US”), Idenix (Cayman) Limited with offices c/o Walkers SPV Limited, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands (“Idenix Cayman” and together with Idenix US, “Idenix”) and Novartis Pharma AG with offices at Forum 1, Novartis Campus, 4056 Basel, Switzerland (“Novartis”).
INTRODUCTION
     A. Novartis and Idenix are parties to the Development, License and Commercialization Agreement made as of 8 May, 2003, as amended by Amendment No. 1 dated as of 30 April, 2004, Amendment No. 2 dated as of 21 December, 2004, Amendment No. 3 dated as of 27 February, 2006 and Amendment No. 4 dated as of 28 September, 2007 (as so amended, the “Novartis Licence Agreement”).
     B. Idenix US has proposed to issue and sell up to US$17,000,000 in common stock, US$0.001 par value per share, pursuant to the Financing (as defined in the Waiver and Consent).
     C. Solely in connection with the Financing and in accordance with a Waiver and Consent between Idenix US and Novartis dated as of the Amendment Effective Date (“Waiver and Consent”), Novartis has agreed to waive certain rights and grant certain consents under the Idenix Pharmaceuticals, Inc. Amended and Restated Stockholders Agreement dated 27 July 2004 among Idenix US, Novartis and certain other parties.
     D. In consideration of the Waiver and Consent, Idenix has agreed to lower one of the minimum percentage ownership requirements applicable to the ODC Options, on the terms and conditions set out below.
     NOW THEREFORE for and in consideration of the mutual covenants contained in this Amendment No. 5 and in the Waiver and Consent, Idenix and Novartis agree:
     1. Amendment. Unless otherwise defined or amended by the terms of this Amendment No. 5, all initial capitalized defined terms used have the meanings as defined in the Novartis Licence Agreement. Article I of the Novartis Licence Agreement is amended by deleting the definition of “Majority Equity Standard Period” and restating such defined term as follows:
“Majority Equity Standard Period”. Majority Equity Standard Period shall mean the period commencing on the Effective Date and terminating on the later of (a) the sixtieth (60th) consecutive day on which Novartis and its Affiliates own less than forty percent (40%) of the Voting Stock of Idenix and (b) if applicable, the cure by Idenix of any then-outstanding breach of its obligations under Section 4 of that certain Stockholders’ Agreement, dated as of the date hereof, by and among Idenix US, Novartis and the other stockholders of Idenix US signatory thereto (the “Stockholders Agreement”); provided, that the question of whether or not there has occurred such a breach shall be resolved under the provisions of Section

13.6 (unless such a determination has been made or a dispute resolution process has been commenced under the relevant provisions of the Stockholders’ Agreement, in which case such determination shall control).
     2. Announcements. A Party may disclose the terms of this Amendment No. 5 only if that Party reasonably determines, based on advice from its counsel, that it is required to make the disclosure by applicable law, regulation or legal process, including without limitation by the rules or regulations of the US Securities and Exchange Commission (“SEC”) or similar regulatory agency in a country other than the US or of any stock exchange or NASDAQ. The Parties will cooperate with each other to ensure the disclosing Party discloses only those terms of this Amendment No. 5 as the disclosing Party reasonably determines, based on advice from its counsel, are required by applicable law, regulation or legal process to be disclosed. Each Party will deliver to the other Party promptly any written correspondence received by it or its representatives from the SEC, and advise the other Party promptly of any other material communication between it or its representatives with the SEC, with respect to any confidential treatment request with respect to this Amendment No. 5.
     3. Status. This Amendment No. 5 amends and supplements the Novartis Licence Agreement. Except as otherwise provided for herein, the Novartis Licence Agreement remains in full force and effect unaffected hereby. This Amendment No. 5 shall be deemed incorporated into and become a part of the Novartis Licence Agreement and shall be subject to its terms.
     EXECUTION Idenix and Novartis have caused this Amendment No. 5 to be duly executed by their authorized representatives, as of the date first written above.

IDENIX PHARMACEUTICALS, INC.
By:	/s/ John Weidenbruch
	Name:	John Weidenbruch
	Title:	Executive Vice President and General Counsel

IDENIX (CAYMAN) LIMITED
By:	/s/ Jean - Pierre Sommadossi
	Name:	Jean - Pierre Sommadossi
	Title:	Director

NOVARTIS PHARMA AG
By:	/s/ Neil Johnston
	Name:	Neil Johnston
	Title:	Head of Finance, Global Business Development & Licensing

By:	/s/ Penny Ho
	Name:	P.A. Ho
	Title:	Senior Legal Counsel